Fifth Amendment and Waiver Agreement

        Fifth Amendment and Waiver Agreement, dated as of November 20, 1996, to the Credit Agreement, dated as of June 5, 1995 (as the same has heretofore or may be hereafter amended, supplemented or modified from time to time in accordance with its terms, the "Credit Agreement"), among Donnkenny Apparel, Inc., a Delaware corporation and Beldoch Industries Corporation, a Delaware corporation (collectively, the "Borrowers"), the Guarantors named therein and signatories thereto, the lenders named in Schedules 2.01(a) and (b) of the Credit Agreement (collectively, the "Lenders"), and The Chase Manhattan Bank (formerly known as Chemical Bank) as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein but not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement.


        WHEREAS, Borrowers have informed the Agent of the existence of certain Events of Default under the Credit Agreement; and

        WHEREAS, Lenders have agreed to waive such Events of Default for a limited period subject to Borrower's agreement to modify the Credit Agreement in certain respects.

        NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:


        SECTION 1. WAIVERS UNDER CREDIT AGREEMENT

        1.1 The Lenders hereby waive, solely for the period through February 27, 1997 ("Waiver Period"): (a) the provisions of Section 7.09 of the Credit Agreement with respect to the Leverage Ratio for the fiscal quarter period ended September 30, 1996 provided that the Leverage Ratio for such period was in no event greater than 4.28:1.00, and (b) the other Defaults or Events of Default as described in the letter from the Borrowers to the Lenders dated as of November 20, 1996, a copy of which is annexed hereto.

        1.2 Except for the specific waivers set forth in Section 1.1 and then only for the Waiver Period, nothing herein shall be deemed to be a waiver of any covenant or agreement contained in the Credit Agreement, and the Borrowers hereby agree that all of the covenants and agreements contained in the Credit Agreement are ratified and confirmed in all respects.

        SECTION 2.  AMENDMENTS TO THE CREDIT AGREEMENT

        2.1 The defined terms "Availability" and "Letter of Credit Usage" contained in Section 1.01 of the Credit Agreement are amended to read as follows and the defined terms "Debt Sublimit" and "Waiver Period" are added to Section
1.01 of the Credit Agreement in their alphabetical order to read as follows:

                "Availability" shall mean at any time (i) the lesser at such time of (x) the Total Revolving Credit Commitment less the Letter of Credit Usage, (y) the Borrowing Base and (z) Debt Sublimit minus (ii) the unpaid principal balance of, and past due interest and fees on the Revolving Credit Loans.

                "Debt Sublimit" shall mean $43,000,000 for the period November 20, 1996 to December 12, 1996; $41,500,000 from December 13, 1996 to
        December 16, 1996; $38,500,000 from December 17, 1996 to December 19, 1996; $35,500,000 from December 20, 1996 to January 2, 1997; $33,000,000 from January 3, 1997 to February 6, 1997; $32,000,000 from February 7, 1997 to February 20, 1997; $31,000,000 from February 21, 1997 and thereafter.

                "Letter of Credit Usage" shall mean at any time, (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, together with letters of credit issued by Chemical Bank on behalf of Beldoch Industries Corporation outstanding on the Closing Date and indemnities, if any, issued by the Agent to a financial institution which has opened letters of credit relating to the assets being acquired pursuant to the Asset Purchase Agreement plus (ii) the unreimbursed drawings at such time under all such Letters of Credit; provided, however, that during the Waiver Period the Letter of Credit Usage shall not exceed $27,000,000 at any one time outstanding and Letters of Credit may only be opened to support international purchases.

                "Waiver Period" shall mean the period from November 20, 1996 to February 28, 1997 with respect to existing Events of Default as waived for such period pursuant to Fifth Amendment and Waiver Agreement dated as of November 20, 1996 as the same may be extended with the consent of the Required Lenders."

        2.2 Subparagraph (b) of Section 2.01 of the Credit Agreement is amended by changing the phrase "(C) $60,000,000" to "(C) the Debt Sublimit."

        2.3 Section 2.05 of the Credit Agreement is amended by adding thereto a new subsection (d) to read as follows:

                "(d) Notwithstanding subsections (a) and (b) hereof, during the Waiver Period, the Borrower shall not request Eurodollar Loans, each Prime Rate Loan, which is a Term Loan, shall bear interest at a rate per annum equal to the Prime Rate plus 1% and each Prime Rate Loan, which is a Revolving Credit Loan, shall bear interest at a rate per annum equal to the Prime Rate plus 1/2 of 1%."

        2.4 Section 6.05(i) of the Credit Agreement is amended by adding the following at the end thereof:

        "Notwithstanding the generality of the foregoing, the Borrowers shall deliver to the Agent the following information or documents no later than the dates indicated without the benefit of any grace period provided for in subparagraph (d) of Article VIII hereof:

                By November 22, 1996, a blocked account letter in the form provided by the Agent executed by the Borrowers and Nationsbank, N.A.

                By November 25, 1996, a list of all bank accounts not maintained with the Lenders which shall include the account name, number, bank and current balance.

                By November 29, 1996, weekly cash flow and L/C usage budgets for the period December 1, 1996 to January 4, 1997.

                By December 31, 1996, weekly cash flow and L/C usage budgets for the period January 5, 1997 to February 7, 1997.

                By January 31, 1997, weekly cash flow and L/C usage budgets for the period February 8, 1997 to February 28, 1997.

                By January 6, 1997, the audited (without qualification) restated financial statements for the 1994 and 1995 Fiscal Years.

                By January 6, 1997, the August 31, 1996 audited financial statements for Fashion Avenue Knits, Inc. and its subsidiaries for the Fiscal Year then ended.

                By December 20, 1996, monthly projected balance sheets, profit and loss statements and cash flows for the 1997 Fiscal Year, and showing projected Indebtedness, including, without limitation, Letters of Credit, outstanding.

                By December 16, 1996, a triparty lockbox agreement providing the Agent with dominion and control over Borrowers' collections and receivables in the form provided by the Agent.

                By December 29, 1996, modification of any promissory notes in excess of $100,000 coming due from Donnkenny Apparel, Inc. during the Waiver Period extending the maturity thereof to no earlier than March 4, 1997.

                Following receipt by the Borrower from the Agent of a revised borrowing base formula based on the results and recommendations of an audit presently being conducted by The CIT Group, a Borrowing Base compliance certificate based on such revised formula, in form and substance satisfactory to the Lenders, is to be delivered no later than 20 days after the end of each month, without giving effect to any grace period."

        2.5 Article VIII of the Credit Agreement is hereby amended by adding a new subsection (o) to read in its entirety as follows:

                "(o) if any information, statement or findings from whatever source (including, without limitation, an audit conducted by CIT) with respect to the Borrowers' financial condition for the 1994 and 1995 Fiscal Years or the first two fiscal quarters of 1996 shall vary in any material respect from the preliminary restated financial statements for such periods heretofore delivered to the Lenders or the other information delivered to the Lenders as set forth on the Schedule annexed to the Fifth Amendment and Waiver Agreement dated as of November 20, 1996."

        SECTION 3. CONDITIONS PRECEDENT

        Upon the execution and delivery of counterparts of this Amendment and Waiver Agreement (the "Agreement") by the parties listed below and the fulfillment of the following conditions, this Agreement shall be deemed to have become effective as of the date hereof:

        3.1 All representations and warranties contained in this Agreement, the Credit Agreement or otherwise made in writing to the Agent or any Lender in connection herewith shall be true and correct in all material respects after giving effect to the waivers under this Agreement.

        3.2 No unwaived event shall have occurred and be continuing which constitutes a Default or an Event of Default.

        3.3 The Agent shall have received an amendment fee for the ratable benefit of the Lenders in the amount of $175,000.

        SECTION 4. MISCELLANEOUS

        4.1 Each of the Borrowers reaffirms and restates the representations and warranties set forth in the Credit Agreement, as applicable, and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date after giving effect to the waivers under this Agreement.

        4.2 Except as herein expressly amended, the Credit Agreement and the other documents executed and delivered in connection therewith are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

        4.3 Except as specifically set forth herein, nothing herein contained shall constitute a waiver or be deemed to be a waiver, of any existing Defaults or Events of Default, and the Lenders and Agent reserve all rights and remedies granted to them by the Credit Agreement, the other documents executed and delivered in connection therewith, by law and otherwise.

        4.4 This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. A facsimile signature page shall constitute an original for the purposes hereof.

        4.5 During the Waiver Period, Borrowers, in addition to paying the reasonable fees and expenses of counsel to the Agent, shall also pay the reasonable fees and expenses of counsel retained by any of the Lenders.

        4.6 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                                          DONNKENNY APPAREL, INC.


                                          By: /s/ Richard Rubin
                                             ------------------------------
                                             Name:  Richard Rubin
                                             Title: President


                                          BELDOCH INDUSTRIES CORPORATION


                                          By: /s/ Richard Rubin
                                             ------------------------------
                                             Name:  Richard Rubin
                                             Title: President


                                          FASHION AVENUE KNITS INC.


                                          By: /s/ Richard Rubin
                                             ------------------------------
                                             Name:  Richard Rubin
                                             Title: President

                                          THE SWEATER COMPANY, INC.
                                          By: /s/ Richard Rubin
                                             -------------------------------
                                             Name:  Richard Rubin
                                             Title: President



                                          CHRISTIANSBURG GARMENT
                                           COMPANY INCORPORATED


                                          By: /s/ Richard Rubin
                                             -------------------------------
                                             Name:  Richard Rubin
                                             Title: President


                                          MEGAKNITS, INC.


                                          By: /s/ Richard Rubin
                                             -------------------------------
                                             Name:  Richard Rubin
                                             Title: President


                                          THE CHASE MANHATTAN BANK
                                           (formerly known as Chemical Bank),
                                           as Agent and Lender


                                          By: /s/ Joseph Abruzzo
                                             --------------------------------
                                             Name:  Joseph Abruzzo
                                             Title: Vice President



                                          THE BANK OF NEW YORK


                                          By: /s/ Ronald Pagoto
                                             ---------------------------------
                                             Name:  Ronald Pagoto
                                             Title: Vice President

                                          FLEET BANK, N.A.
                                          By: /s/ Anthony Santoro
                                             ---------------------------------
                                             Name:  Anthony Santoro
                                             Title: Vice President